LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                    AS LENDER

                                       AND

                            THE MUSICLAND GROUP, INC.

                                   AS BORROWER

                           DATED: SEPTEMBER 29, 1999

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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  DEFINITIONS........................................................1

SECTION 2.  CREDIT FACILITIES..................................................8
     2.1....Revolving Loans....................................................8
     2.2....Letter of Credit Accommodations....................................9
     2.3....Availability Reserves.............................................11

SECTION 3.  INTEREST AND FEES.................................................11
     3.1....Interest..........................................................11
     3.2....Closing Fee.......................................................13
     3.3....Servicing Fee.....................................................13
     3.4....Unused Line Fee...................................................13
     3.5....Changes in Laws and Increased Costs of Loans......................13

SECTION 4.  CONDITIONS PRECEDENT..............................................14
     4.1....Conditions Precedent to Initial Loans and Letter of Credit
            Accommodations....................................................14
     4.2....Conditions Precedent to All Loans and Letter of Credit
            Accommodations....................................................15

SECTION 5.  GRANT OF SECURITY INTEREST........................................16

SECTION 6.  COLLECTION AND ADMINISTRATION.....................................17
     6.1....Borrower's Loan Account...........................................17
     6.2....Statements........................................................17
     6.3....Collection of Proceeds of Inventory...............................17
     6.4....Payments..........................................................19
     6.5....Authorization to Make Loans.......................................19
     6.6....Use of Proceeds...................................................20

SECTION 7.  COLLATERAL REPORTING AND COVENANTS................................20
     7.1....Collateral Reporting..............................................20
     7.2....Inventory Covenants...............................................20
     7.3....Power of Attorney.................................................21
     7.4....Lender's Right to Cure............................................22
     7.5....Access to Premises................................................22

SECTION 8.  REPRESENTATIONS AND WARRANTIES....................................22
     8.1....Corporate Existence, Power and Authority; Subsidiaries............22
     8.2....Financial Statements; No Material Adverse Change..................23
     8.3....Chief Executive Office; Collateral Locations......................23
     8.4....Priority of Liens; Title to Properties............................23

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     8.5....Tax Returns.......................................................23
     8.6....Litigation........................................................24
     8.7....Compliance with Other Agreements and Applicable Laws..............24
     8.8....Environmental Compliance..........................................24
     8.9....Employee Benefits.................................................25
     8.10...Bank Accounts.....................................................26
     8.11...Accuracy and Completeness of Information..........................26
     8.12...Survival of Warranties; Cumulative................................26

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS................................27
     9.1....Maintenance of Existence..........................................27
     9.2....New Collateral Locations..........................................27
     9.3....Compliance with Laws, Regulations, Etc............................27
     9.4....Payment of Taxes and Claims.......................................28
     9.5....Insurance.........................................................28
     9.6....Financial Statements and Other Information........................29
     9.7....Sale of Assets, Consolidation, Merger, Dissolution, Etc...........30
     9.8....Encumbrances......................................................31
     9.9....Compliance with ERISA.............................................31
     9.10...Costs and Expenses................................................32
     9.11...Further Assurances................................................32

SECTION 10  EVENTS OF DEFAULT AND REMEDIES....................................33
     10.1...Events of Default.................................................33
     10.2...Remedies..........................................................35

SECTION 11 JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;  GOVERNING LAW......36
     11.1...Governing Law; Choice of Forum; Service of Process; Jury
            Trial Waiver......................................................36
     11.2...Waiver of Notices.................................................38
     11.3...Amendments and Waivers............................................38
     11.4...Waiver of Counterclaims...........................................38
     11.5...Indemnification...................................................38

SECTION 12  TERM OF AGREEMENT; MISCELLANEOUS..................................39
     12.1...Term..............................................................39
     12.2...Notices...........................................................40
     12.3...Partial Invalidity................................................40
     12.4...Successors........................................................41
     12.5...Entire Agreement..................................................41

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES

                  Exhibit A                 Information Certificate

                  Schedule 1.36             Locations of Inventory

                  Schedule 8.4              Existing Liens

                  Schedule 8.8              Environmental Matters

                  Schedule 8.10             Bank Accounts

                  Schedule 10.1             Designated Officers

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                           LOAN AND SECURITY AGREEMENT

                  This Loan and Security Agreement dated September 29, 1999 is entered into by and between Congress Financial Corporation (Central), an Illinois corporation ("Lender") and The Musicland Group, Inc., a Delaware corporation ("Borrower").

                               W I T N E S S E T H
                               - - - - - - - - - -

       WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

       WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS

       All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

       1.1. "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage,

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expressed as a decimal,  prescribed by  any  United States  or  foreign  banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

       1.2. "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

       1.3. "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

       1.4. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of New York or Illinois, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

       1.5. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

       1.6.  "Collateral" shall have the meaning set forth in Section 5 hereof.

       1.7. "Company" shall mean Borrower, MRI, MPI and any other subsidiary of Borrower which has granted to Lender a lien on its Inventory to secure the Obligations.

       1.8. "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower, MRI or MPI or any other

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Company  which is  acceptable  to  lender  in its  sole  discretion,  which  are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's or any other Company's business including, without limitation, displays and demonstration Inventory; (f) Inventory at premises other than Specified Locations, provided, that with respect to any Specified Location which is not owned and controlled by Borrower or any other Company and which is subject to statutory or consensual liens in favor of a third party, an Availability Reserve equal to two month's rent for each such location shall be maintained unless Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory other than "pack-aways" and goods returnable to vendors in accordance with such vendors' return policies; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory other than such goods which are returnable to vendors within vendors' return policy guidelines; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its reasonable discretion determined in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral except for consigned Inventory.

       1.9. "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of

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1974,  (ii)applicable  state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

       1.10. "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

       1.11. "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

       1.12. "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

       1.13. "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

       1.14. "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

       1.15. "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.16. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

       1.17. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, poly-chlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

       1.18. "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

       1.19. "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

       1.20. "Interest Rate" shall mean, as to Prime Rate Loans, a rate per annum equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate of one and three-quarters (1.75%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower);provided, that, the Interest Rate shall mean the rate of two (2.00%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of three and three-quarters (3.75%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default), provided, that if the Revolving Loans exceed the amounts available to Borrower under Section 2 as a result of the implementation by Lender of a new Availability Reserve or a change to the Eligible Inventory criteria, such increased rate of interest shall not be applied unless the excess is not repaid by Borrower within seven (7) days after notice to Borrower of such change.

       1.21. "Inventory" shall mean all of Borrower's and each other Company's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, at the Specified Locations but does not include inventory that is no longer located at a Specified Location.

       1.22. "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

       1.23. "Loans" shall mean the Revolving Loans.

       1.24. "Maximum Credit" shall mean the amount of $25,000,000.

       1.25. "MPI" shall mean Media Play, Inc., a Subsidiary of Borrower.

       1.26. "MRI" shall mean Musicland Retail, Inc., a Subsidiary of Borrower.

       1.27. "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any other Financing Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

       1.28. "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

       1.29. "Payment Account" shall mean such account as Lender may designate from time to time to receive payments with respect to the Obligations whether from a Blocked Account or otherwise.

       1.30. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

       1.31. "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

       1.32. "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

       1.33. "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

       1.34. "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate so long as any change in Reference Bank applies to all similarly situated borrowers from Lender.

       1.35. "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

       1.36. "Specified Locations" shall mean the locations of Inventory listed on Schedule 1.36 hereto, as such Schedule may be updated from time to time by agreement of Borrower and Lender.

       1.37. "Trigger Event" shall mean such time a s the Value of Eligible Inventory is less than $150,000,000 and there are Loans or Letter of Credit
Obligations outstanding; provided, that no Trigger Event shall be deemed to occur if the Value of Eligible Inventory increases to an amount in excess of $150,000,000 (whether due to normal Inventory purchases or by Borrower pledging or causing to be pledged to Lender additional Inventory) or if no Loans or Letter of Credit Accommodations remain outstanding within (i) fifteen (15) days if the aggregate outstanding balance of the Loans and Letter of Credit Accommodations was less than $5,000,000 at the time of the occurrence of the Trigger Event or (ii) seven (7) days if the aggregate outstanding balance of the Loans and Letter of Credit Accommodations is greater than $5,000,000 at the time of the Trigger Event. To the extent that a fifteen (15) day grace period pursuant to clause (i) above is then in effect and the outstanding balance of the Loans and Letter of Credit Accommodations increase during such grace period to an amount greater than $5,000,000, the grace period shall be the shorter of seven (7) days from the date the balance of the Loans and Letter of Credit Obligations exceed $5,000,000 and the end of the fifteen (15) day grace period already in effect. Notwithstanding the foregoing, to the extent that a Trigger Event has occurred and Borrower intends to cure such Trigger Event by providing additional Eligible Inventory (whether by including additional Specified Locations or additional Obligors), the Trigger Event will be deemed not to have occurred if Borrower delivers or causes to be delivered to Lender within the applicable grace period all documents, instruments, UCC financing statements and agreements as Lender shall reasonably require to allow Lender to perfect its liens on such additional Inventory; provided, that if subsequent to delivery of such documentation it is determined that such additional Inventory does not satisfy the eligibility criteria for Eligible Inventory, the grace period to cure such Trigger Event (if such conditions still exist) shall be limited to the number of unexpired days from the original grace period.

       1.38. "Value" shall mean, as reasonably determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

SECTION 2.     CREDIT FACILITIES

       2.1.  Revolving Loans.

       (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of the Maximum Credit and the sum of:

            (i) Sixty-Five percent (65%) of the Value of Eligible Inventory; provided, that following the occurrence and during the continuance of a Trigger Event the advance rate set forth herein may, in Lender's discretion, be limited to eighty-five percent (85%) of the net orderly liquidation value of Eligible Inventory as determined by an appraisal conducted by an appraiser satisfactory to Lender; less

            (ii)  any Availability Reserves.

       (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender reasonably and in good faith determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has materially decreased, or
(iii) the nature and quality of the Eligible Inventory has materially deteriorated. In determining whether to reduce the lending formula(s), Lender may consider (but without duplication) events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

       (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

       2.2.   Letter of Credit Accommodations.

       (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

       (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter percent (1.25%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-quarter percent (3.25%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

       (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and any negotiable documents of title evidencing such Eligible Inventory have been consigned to Lender in a manner acceptable to Lender, the sum of (A) the percentage equal to one hundred percent (100%) minus the then applicable percentage set forth in Section 2.1(a)(i) above of the Value of such Eligible Inventory or the orderly liquidation value of such Eligible Inventory at the discretion of Lender following the occurrence and during the continuance of a Trigger Event, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, or if any negotiable documents of title evidencing such Eligible Inventory have not been consigned to Lender in a manner satisfactory to Lender, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or
Section 2.2(c)(ii).

       (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed
$20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

       (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit
Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

       (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any payment request made with respect to any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not, at any time an Event of Default exists or has occurred and is continuing,
(i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods,
(iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

       (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

       2.3.   Availability Reserves.

       All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

SECTION 3.     INTEREST AND FEES

       3.1.  Interest.

       (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

       (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans,
(iv) no more than seven (7)  Interest  Periods may be in effect at any one time,
(v) the
aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) at any time that a Trigger Event has occurred and is continuing, the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to ninety percent (90%) of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

       (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower, provided, that Lender shall notify Borrower within five (5) Business Days of any such charge to a loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

       (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

       3.2.  Closing Fee.

       Borrower shall pay to Lender as a closing fee the amount of $93,750, which shall be fully earned as of and payable on the date hereof.

       3.3.  Servicing Fee.

       Borrower shall pay to Lender annually a servicing fee in an amount equal to $10,000 in respect of Lender's services for each year (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on each anniversary of the date of this Agreement.

       3.4.  Unused Line Fee.

       Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-eighth of one percent (0.125%) per annum calculated upon the amount by which $25,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

       3.5.  Changes in Laws and Increased Costs of Loans.

       (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower, provided, that Lender shall notify Borrower within five (5) Business Days of any such charge to a loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error. If any such change in law or increased cost becomes effective at a time when no Eurodollar Rate Loans are then outstanding, Lender shall give notice to Borrower of such change or increased cost prior to making or converting any Loan to a Eurodollar Rate Loan.

       (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower, provided, that Lender shall notify Borrower within five (5) Business Days of any such change to a loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.     CONDITIONS PRECEDENT

       4.1. Conditions Precedent to Initial Loans and Letter of Credit Accommodations.

       Each of the following  is a  condition  precedent  to  Lender making  the
initial  Loans  and   providing   the  initial   Letter of Credit Accommodations
hereunder:

       (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrower and each other Company of their respective financing arrangements with Borrower and the other Companies and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

       (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the

Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

       (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

       (d) no material adverse change shall have occurred in the assets business or prospects of Borrower or any Obligor since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

       (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral and the other collateral pledged by the other Companies as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than seven (7) Business Days prior to the date hereof;

       (f) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

       (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower and the Other Companies with respect to the Financing Agreements and such other matters as Lender may request; and

       (h) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

       4.2.  Conditions   Precedent   to  All   Loans  and   Letter  of   Credit
Accommodations.

       Each of the following is a condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

       (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

       (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.     GRANT OF SECURITY INTEREST

       To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

       5.1. all present and future rights of Borrower to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not earned by performance;

       5.2. all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of other Collateral, including (a) rights and remedies under or relating to insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Collateral, including returned, repossessed and reclaimed goods;

       5.3.  Inventory (excluding Inventory consigned to Borrower);

       5.4. those Records which relate specifically to the Collateral described in the other provisions of this Section 5;

       5.5. all insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the Inventory (excluding consigned Inventory); and

       5.6.  all products and proceeds of the foregoing.

       Notwithstanding the foregoing, Lender's security interest in the Collateral described in Sections 5.1 and 5.2 shall (i) only attach and be effective at such times as a Trigger Event is then continuing and (ii) be limited to only those accounts, and proceeds related thereto, arising from the sale of Inventory (excluding consigned Inventory) from the Specified Locations to unrelated third parties. Further, notwithstanding the foregoing, Inventory which is no longer located at a Specified Location shall cease to constitute Collateral, nor shall the proceeds of such Inventory which is no longer located at a Specified Location constitute Collateral.

SECTION 6.     COLLECTION AND ADMINISTRATION

       6.1.  Borrower's Loan Account.

       Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

       6.2.  Statements.

       Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

       7.3.  Collection of Proceeds of Inventory.

       (a) Within one hundred eighty (180) days of the date hereof, or such earlier time as a Trigger Event has occurred, Borrower and MPI shall establish an account (the "Concentration Account") which, following the occurrence and during the continuance of a Trigger Event, will receive all proceeds from the deposit accounts of MPI with respect to Specified Locations or other proceeds with respect to sales of Inventory from the Specified Locations. The bank at which the Concentration Account is maintained shall enter into an agreement, in form and substance satisfactory to Lender, providing that at any time that Lender has notified such bank that a Trigger Event has occurred and is continuing, all items received or deposited in the Concentration Account will be the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Concentration Account or the funds on deposit in such Concentration Account and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited in the Concentration Account to the Payment Account.

       (b) At Lender's discretion, at any time that a Trigger Event has occurred and is continuing, Borrower shall establish and maintain, and cause each other Company to establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower and such Company shall promptly deposit all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Such Blocked Accounts may be the existing bank accounts of Borrower and each other Company with respect to Specified Locations, provided that the banks at which such accounts are maintained agree to execute the required agreements described herein. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to the Concentration Account. Borrower agrees that all payments made to such Concentration Account or Blocked Accounts or other funds received and collected by Lender, as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

       (c) For purposes of calculating the amount of the Loans available to Borrower, such payments and any other payments made by Borrower will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

       (d) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

       6.4.  Payments.

       At any  time  that a  Blocked  Account  has  been established pursuant to
Section 6.3, all Obligations shall be payable to the Payment Account as provided in such Section 6.3 or such other place as Lender may designate from time to time. At all other times, all Obligations shall be payable in full to the Payment Account as set forth in Section 12.1(a). Prior to such payment in full, Borrower may make payments to the Payment Account in its discretion and reborrow Revolving Loans, subject to the terms and limitations of this Agreement. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       6.5.  Authorization to Make Loans.

       Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic, facsimile or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

       6.6.  Use of Proceeds.

       Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.     COLLATERAL REPORTING AND COVENANTS

       7.1.  Collateral Reporting.

       Borrower shall provide Lender with the following documents in a form satisfactory to Lender with respect to Borrower and each other Company: on a monthly basis (not later than the 21st day of each month), or more frequently as Lender may request at any time that a Trigger Event has occurred and is continuing, (a) perpetual inventory reports by category and location; (b) upon Lender's request, (i) access to deposit slips and bank statements with the ability for Lender to obtain copies of such records, (ii) agings of accounts payable, (iii) access to shipping and delivery information with the ability for Lender to obtain copies of such records, (iv) copies of vendor return policies and (v) access to purchase orders, invoices and delivery documents for Inventory acquired by Borrower with the ability for Lender to obtain copies of such records; and (c) such other reports as to the Collateral and the collateral pledged by each other Company to the Lender as Lender shall reasonably request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

       7.2.  Inventory Covenants.

       With respect to the Inventory: (a) Borrower shall, and shall cause each other Company to, at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's, and each other Company's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall, and shall cause each other Company to, conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) neither Borrower nor any other Company shall remove any Inventory from the Specified Locations, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Company's business and except to move Inventory to or from the distribution center to any location, to vendors for return in the ordinary course of business or directly from one store to another store; (d) upon Lender's request at any time that a Trigger Event has occurred and is continuing, Borrower shall, at its expense, at any time or times as Lender may request, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory of each Company in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall, and shall cause each other Company to, produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall, and shall cause each other Company to, keep the Inventory in good and marketable condition; and (h) Borrower shall not, and shall cause each other Company not to without prior written notice to Lender, acquire or accept any Inventory on consignment or approval unless such Inventory is readily identifiable.

       7.3.  Power of Attorney.

       Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements,
(b) at any time that a Trigger Event has occurred and is continuing to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited and
(iii) endorse Borrower's name upon any items of payment proceeds of Collateral thereof and deposit the same in the Lender's account for application to the Obligations, and (c)at any time, execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

       7.4.  Lender's Right to Cure.

       Lender may, after reasonable notice to Borrower, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

       7.5.  Access to Premises.

       Once each year or, at any time a Trigger Event has occurred and is continuing, at such times as Lender may request, in any case, at the cost and expense of Borrower (provided, that one audit each year shall be deemed to be paid for by the servicing fee set forth in Section 3.3), (a) Lender or its designee shall have complete access to all of Borrower's premises where Collateral is located during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender access to, and the ability to obtain copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the realization of Collateral.

SECTION 8.     REPRESENTATIONS AND WARRANTIES

       Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

       8.1.     Corporate Existence, Power and Authority; Subsidiaries.

       Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

       8.2.  Financial Statements; No Material Adverse Change.

       All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

       8.3.  Chief Executive Office; Collateral Locations.

       The chief executive office of Borrower and Borrower's Records are located only at the addresses set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

       8.4.  Priority of Liens; Title to Properties.

       The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under
Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

       8.5.  Tax Returns.

       Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

       8.6.  Litigation.

       Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

       8.7.  Compliance with Other Agreements and Applicable Laws.

       Borrower is not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except for such defaults or violations which would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Borrower and Borrower is in compliance with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority except for such noncompliance which would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Borrower.

       8.8.  Environmental Compliance.

       (a) Except as set forth on Schedule 8.8 hereto and except for events which have been resolved with the appropriate governmental authorities and with respect to which no liabilities remain unsatisfied, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower complies in all material respects with all
Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

       (b) Except as set forth on Schedule 8.8 hereto and except for investigations, proceedings, complaints, orders, directives, claims, citations or notices which have been resolved with the appropriate governmental authorities and with respect to which no liabilities remain unsatisfied, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

       (c) Borrower has no unsatisfied material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

       (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

       8.9.  Employee Benefits.

       (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in
Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

       (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

       (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

       (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

       (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

       8.10. Bank Accounts.

       All of the deposit accounts or other accounts with respect to the Specified Locations in the name of or used by Borrower or any other Company maintained at any bank or other financial institution are set forth on Schedule
8.10 hereto, subject to the right of Borrower and such other Companies to establish new accounts with at least ten (10) days' prior written notice to Lender.

       8.11. Accuracy and Completeness of Information.

       All information  furnished  by or on  behalf of  Borrower  in writing  to
Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

       8.12. Survival of Warranties; Cumulative.

       All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

       9.1.  Maintenance of Existence.

       Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender written notice of any proposed change in its corporate name at least thirty (30) days prior to such change becoming effective, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

       9.2.  New Collateral Locations.

       Borrower and each other Company may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location which is to be a Specified Location or any existing location which is being newly designated as a Specified Location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at a new Specified Location, including UCC financing statements; provided, that the thirty (30) day notice period will be waived with respect to the designation of a new Specified Location which is being pledged to cure a Trigger Event within the required grace period.

       9.3.  Compliance with Laws, Regulations, Etc.

       (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, except for such noncompliance which would not have a material adverse effect on Borrower, its business or assets.

       (b) Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

       (c) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.4.  Payment of Taxes and Claims.

       Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the LOANS, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.5.  Insurance.

       Borrower shall, at all times, maintain with Zurich Insurance Co. or other financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations, provided, that any insurance proceeds received by Lender from a loss at a Specified Location other than the main distribution center will be promptly delivered by Lender to Borrower so long as (i) no Event of Default is then continuing and (ii) no Trigger Event is then continuing.

       9.6.  Financial Statements and Other Information.

       (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow (such statement of cash flow to be prepared on a consolidated basis only)), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss and statements of cash flow (such statement of cash flow to be prepared on a consolidated basis only)), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of Arthur Andersen LLP or another independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

       (b)  Borrower shall promptly  notify Lender in writing of  the details of
(i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

       (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender access to, and the ability to obtain copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

       (d) Once each year, so long as no Event of Default has occurred, Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower which Borrower prepares in the ordinary course of its business, provided that during the continuance of an Event of Default Borrower shall provide such information as and when Lender requests such information. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or, provided, that such party has executed a confidentiality agreement acceptable to Borrower and Lender in their reasonable determination, to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes all accountants or auditors to deliver to Lender, at Borrower's expense, copies of reports of internal controls of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

       (e) Borrower shall give Lender prior written notice of any amendment to documents evidencing indebtedness of Borrower, Musicland Stores Corporation or any other Company owing to any unrelated third parties.

       9.7.  Sale of Assets, Consolidation, Merger, Dissolution, Etc.

       To the extent prohibited pursuant to that certain Indenture dated as of April 6, 1998 among Musicland Stores Corporation, Borrower and Bank One, NA as Trustee with respect to the 9-7/8% Senior Subordinated Notes due 2008, as in effect on the date hereof as the same may be amended or otherwise modified from time to time (provided that Borrower shall give prior written notice to Lender of such amendment or modification), Borrower shall not, directly or indirectly,
(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for sales of Inventory in the ordinary course of business). Notwithstanding the foregoing, intercompany mergers and restructurings among the Borrower and its Subsidiaries shall be permitted with prior written notice to Lender so long as such mergers or restructurings do not adversely affect the Collateral or any collateral pledged to Lender by any of the other Companies or Lender's security interest therein.

       9.8.  Encumbrances.

       Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral (including the items described in Sections
5.1 and 5.2 whether or not the security interest has attached), except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;
(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) subordinated liens on the Collateral in favor of vendors provided such liens are subordinated to Lender on terms and conditions and subject to agreements acceptable to Lender, and (f) the security interests and liens set forth on Schedule 8.4 hereto.

       9.9.  Compliance with ERISA.

       (a) Borrower shall not with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability in excess of $5,000,000 to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject
Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

       (b) As used in this Section 9.9, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

       9.10. Costs and Expenses.

       Borrower shall pay to Lender on demand all commercially reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums paid by Lender pursuant to Section 9.5, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650.00 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

       9.11. Further Assurances.

       At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES

       10.1.  Events of Default.

       The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

       (a) (i) Borrower fails to pay when due any of the Obligations or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.1, 9.2 and 9.6 of this Agreement (or the corresponding sections of any Security Agreement executed by any other Obligor in favor of Lender) and such failure shall continue for fifteen (15) days after written notice from Lender or after such time as any of the officers of Borrower or such Obligor listed on Schedule 10.1 should reasonably have known of such failure, or any of the covenants contained in Sections 9.3, 9.4 and 9.9 of this Agreement (or the corresponding sections of any Security Agreement executed by any other Obligor in favor of Lender) and such failure shall continue for thirty (30) days after written notice from Lender or after such time as any of the officers of Borrower or such Obligor listed on Schedule 10.1 should reasonably have known of such failure; provided, that, such fifteen (15) day period or thirty (30) day period, as the case may be, shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day or thirty (30) day period, as applicable (provided, that failure to give the prior notices required in Sections 9.1 and 9.2 will not be deemed incurable and will have full benefit of the applicable cure periods described above), or which has been the subject of a prior failure within a six
(6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant or (iii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Section 10.1(a)(ii) above;

       (b) any representation, warranty or material statement of fact made by Borrower or any other Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

       (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

       (d) any judgment for the payment of money which is uninsured or which the insurance company does not admit in writing its liability therefor within thirty (30) days of the entering of such judgment, is rendered against Borrower or any Obligor in excess of $5,000,000 in any one case or in excess of $10,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets which judgment could reasonably be expected to have a material adverse effect on Borrower or such Obligor or their respective assets or businesses or on Lender's security interest in the Collateral or any collateral pledged by any other Obligor;

       (e) Borrower or any Obligor dissolves or suspends or discontinues doing business, except to the extent such Borrower or Obligor merges out of existence in a manner permitted in this Agreement;

       (f) Borrower or any Obligor becomes insolvent as defined in the U.S. Bankruptcy Code, as amended, but excluding from any such insolvency determination the effects of any intercompany indebtedness between Borrower or such Obligor and any of their Affiliates, makes an assignment for the benefit of creditors, or calls a meeting of its creditors or principal creditors to discuss their inability to pay their debts as they come due;

       (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

       (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

       (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $15,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, which default results in the acceleration of maturity of such obligation or any default by Borrower or any Obligor under any contract, lease, license or other obligation to any person other than Lender, which default results in the termination of rights of Borrower or Obligor by the other party thereto if such termination could reasonably be expected to have a material adverse effect on Borrower or such Obligor or on their respective assets or businesses or on Lender's security interests in the Collateral or any collateral pledged by any other Obligor;

       (j) any "Change of Control" as defined in that certain Indenture dated as of April 6, 1998 among Musicland Stores Corporation, Borrower and Bank One, NA as Trustee with respect to the 9-7/8% Senior Subordinated Notes due 2008, as in effect on the date hereof;

       (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material amount of property of Borrower or such Obligor;

       (l) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof; or

       (m) there shall be an event of default under any of the other Financing Agreements.

       10.2.  Remedies.

       (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedie may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

       (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

       (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

       (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

       11.1. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

       (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

       (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, Eastern Division and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

       (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall answer or otherwise plead in response to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

       (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

       11.2.  Waiver of Notices.

       Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

       11.3.   Amendments and Waivers.

       Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

       11.4.  Waiver of Counterclaims.

       Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding brought by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

       11.5.  Indemnification.

       Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation,
execution,  delivery,  enforcement,   performance  or  administration  of   this
Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except to the extent such loss, claim, damage, liability, cost or expense is caused by such party's own gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.    TERM OF AGREEMENT; MISCELLANEOUS

       12.1.   Term.

       (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrower may terminate this Agreement in its discretion at any time, subject to clause (c) below. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time.

       (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

       (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                            Amount                    Period
                            ------                    ------

                  (i)     $62,500              From the date hereof to and
                                               including the first anniversary
                                               of the date hereof

                  (ii)    $31,250              From the date hereof to and
                                               including the second anniversary
                                               of the date hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding the foregoing, no such early termination fee shall be due from Borrower if (i) Borrower terminates this Agreement in connection with a refinancing provided by First Union National Bank or an affiliate thereof or an affiliate of Lender, or (ii) Borrower terminates this Agreement as a result of the imposition by Lender of a new Availability Reserve which impairs Borrower's ability to borrow the Maximum Credit or the imposition of any new criteria for Eligible Inventory which causes a Trigger Event to occur.

       12.2.  Notices.

       All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

       12.3.  Partial Invalidity.

       If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

       12.4.  Successors.

       This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

       12.5.  Entire Agreement.

       This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

       IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                 BORROWER
------                                 --------

CONGRESS FINANCIAL CORPORATION         THE MUSICLAND GROUP, INC.
(CENTRAL)


By  /s/ Richard Dickard                By  /s/ Keith A. Benson
  -------------------------------        -------------------------------
Title  Senior Vice President           Title  Vice Chairman and C.F.O.
     ----------------------------           ----------------------------

Address:
-------                                ----------------------

150 South Wacker Drive                 10400 Yellow Circle Drive
Suite 2200                             Minnetonka, Minnesota 55343
Chicago, Illinois 60606